NEWS RELEASE

MMI PRODUCTS, INC.

400 N. Sam Houston Parkway E.

Suite 1200

Houston, TX 77060

Contact: Robert N. Tenczar

Chief Financial Officer

(281) 876-0080

MMI Products, Inc. Reports Fourth Quarter

and Fiscal 2004 Results

HOUSTON, Texas, March 25, 2005 - MMI Products, Inc. ("MMI", "the Company"), a leading manufacturer and distributor of products used in construction activities, reports 2004 fourth quarter net sales of $152.3 million, $18.3 million or 13.6 percent higher than in the fourth quarter of 2003. Income before interest and income taxes was $7.1 million, a $3.1 million improvement over the $4.0 million reported in the fourth quarter of 2003. The 2004 fourth quarter was a 13 week period whereas the 2003 fourth quarter included 14 weeks.

The improved fourth quarter results were driven by the Concrete Construction Products segment. Its sales were $79.9 million, $22.4 million or 38.9 percent greater than the fourth quarter of 2003. The majority of the increase was attributable to higher price levels put into place during 2004 with some improvement due to volume. Net sales in the Fence segment declined from $76.5 million in the fourth quarter of 2003 to $72.4 million in 2004's fourth quarter. In the first half of 2004, Fence segment sales volumes were higher than in the comparable period of 2003. However, beginning in June and continuing through the fourth quarter of 2004, sales volumes were lower than in 2003. Because of rapidly rising steel prices and concerns about product availability during the first half, customers aggressively added to inventory levels which they subsequently worked through during the latter part of the year.

MMI's $3.1 million improvement in 2004 fourth quarter income before interest and income taxes, as compared to the fourth quarter of 2003, was due to the Concrete Construction Products segment, which improved by $3.4 million. Despite a drop in net sales, Fence segment gross profit improved because of sales price increases and improvements in operating costs. However, Fence segment income before interest and income taxes declined by $276,000, due primarily to expenses associated with cost recovery initiatives.

For the fiscal year ended January 1, 2005, net sales increased $157.9 million, from $516.0 million in 2003 to $673.9 million in 2004. While most of the increase was attributable to higher price levels put into place to offset the impact of rising steel costs, important volume gains were obtained in the Concrete Construction Products segment. Improved market activity in nonresidential construction, new product offerings and gains in market share all contributed to the increased volume levels. In the Fence segment, the volume of products sold declined slightly. Net sales, nevertheless, increased in dollar terms due to the implementation of a higher sales price structure and changes in the mix of products sold. Net income for fiscal 2004 was $20.9 million, as compared to a net loss of $7.1 million in fiscal 2003. Both business segments demonstrated significant increases in profitability for the year.

  At January 1, 2005, MMI had total assets of $393.5 million (including $4.0 million of cash) and liabilities, other than interest bearing debt, of $84.7 million. At January 1, 2005, the borrowing base under the Company's $150.0 million revolving credit facility was $141.9 million of which $9.7 million was reserved for outstanding letters of credit. Excess availability exceeded $35.0 million.

Capital expenditures in 2004 totaled $9.0 million as compared to $6.2 million in 2003. Total capital investment, including equipment put into service under capital lease obligations, totaled $10.0 million in 2004 as compared to $15.2 million in 2003. In 2004, in addition to the $9.0 million of capital expenditures, $4.0 million was placed on deposit with machinery manufacturers for equipment to be placed into service in 2005 under capital lease obligations.

MMI's president and CEO, John Piecuch, stated, "Following the unfavorable market and competitive environment that existed through the majority of 2002 and 2003, 2004 demonstrated a significant recovery for a variety of reasons. An improving economy has continued to foster strong housing and related construction demand and for the first year since 2000, nonresidential building construction activity showed positive growth. Infrastructure spending has also started to trend up and, supported by improving state tax revenues and the promise of a new, higher funded federal highway spending program, looks poised to continue increasing in the immediate years ahead.

"In addition, stronger demand and improving fundamentals in the steel rod industry, our primary raw material, resulted in significantly higher steel prices. This helped to support both MMI business segments in obtaining higher selling prices and in improving profit margins.

"Today, we are optimistic that the combination of improving market fundamentals, as well as MMI's more efficient cost structure, expanded market coverage and product portfolios and enhanced management and business systems will enable the Company to demonstrate favorable performance going forward."

MMI Products, Inc. will broadcast a conference call to discuss its fourth quarter and fiscal 2004 results on Monday, March 28, 2005, at 10:00 a.m. Central time. Interested parties may participate by dialing (866-818-1223) at least ten minutes before the start of the call to register. A replay of the call will be available from 12:30 p.m. Central time, Monday, March 28, 2005, until 11:59 p.m. Central time, Wednesday, April 27, 2005, by calling (888-266-2081) and entering access code 675654.

Organized in 1953, MMI Products, Inc. is a wholly-owned subsidiary of Merchants Metals Holding company. MMI Products is a leading manufacturer and distributor of products used in the North American public infrastructure, nonresidential and residential construction industries with established leading market positions in each of two reporting segments, Fence and Concrete Constructions Products. Products in the Fence segment include chain-link fence fabric, fittings, ornamental iron fence and other related products which are manufactured and distributed by the Company, as well as wood, vinyl and aluminum products which are primarily manufactured by third parties and distributed by the Company. The Concrete Construction Products segment consists of various classes of welded steel reinforcement, which serve as a structural grid for concrete construction used in building, road, bridge, runway, and sewage and drainage projects. In addition, the Concrete Construction Products segment produces over 2,000 types of hardware accessories used in concrete construction applications, including products used to position and install steel reinforcing bar and welded steel reinforcement products.

Statements made herein that are not historical facts are forward-looking statements made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. These statements are not guarantees of future performance and involve risks, uncertainties and assumptions ("Factors") which are difficult to predict. Some of the Factors that could cause actual results to differ materially from those expressed in the forward-looking statements include, but are not limited to: the cyclical nature of the Company's business; national and regional economic conditions in the U.S.; seasonality of the Company's operations; levels of construction spending in major markets; supply/demand structure of the industry; competition from new or existing competitors; unfavorable weather conditions during peak construction periods; changes in and implementation of environmental and other governmental regulations; our ability to successfully identify, complete and efficiently integrate acquisitions; our ability to successfully penetrate new markets; and other Factors disclosed in the Company's Annual Report on Form 10-K and Quarterly Reports on Form 10-Q filed with the Securities and Exchange Commission. In general, the Company is subject to the risks and uncertainties of the construction industry and of doing business in the United States. The forward-looking statements are made as of this date and the Company undertakes no obligation to update them, whether as a result of new information, future events or otherwise.

MMI's annual audited financial statements for the fiscal year ended January 1, 2005, will be included in the Form 10-K to be filed with the Securities and Exchange Commission on or before April 1, 2005.

Questions regarding this news release should be directed to Robert N. Tenczar, Chief Financial Officer, at (281) 876-0080.

MMI PRODUCTS, INC.

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

(UNAUDITED)

(In Thousands)

	Three Months Ended		Twelve Months Ended
	January 1, 2005 (a)	January 3, 2004 (b)	January 1, 2005 (c)	January 3, 2004 (d)
Net sales	$ 152,275	$ 134,005	$ 673,904	$ 516,025
Cost of sales	120,291	108,419	506,678	414,554
Gross profit	31,984	25,586	167,226	101,471
Selling, general and administrative expenses	24,156	21,031	98,428	81,412
Other expense, net	735	552	3,458	3,198
Income before interest and income taxes	7,093	4,003	65,340	16,861
Interest expense	7,412	7,673	29,383	28,377
Income (loss) before income taxes	(319)	(3,670)	35,957	(11,516)
Provision (benefit) for income taxes	524	(1,745)	15,071	(4,401)
Net income (loss)	$ (843)	$ (1,925)	$ 20,886	$ (7,115)

SEGMENT REPORTING
	Three Months Ended		Twelve Months Ended
	January 1, 2005 (a)	January 3, 2004 (b)	January 1, 2005 (c)	January 3, 2004 (d)
Net sales:
Fence	$ 72,389	$ 76,496	$ 332,799	$ 291,474
Concrete Construction Products	79,886	57,509	341,105	224,551
Total	$ 152,275	$ 134,005	$ 673,904	$ 516,025
Gross Profit:
Fence	$ 17,366	$ 15,905	$ 91,578	$ 64,303
Concrete Construction Products	14,618	9,681	75,648	37,168
Total	$ 31,984	$ 25,586	$ 167,226	$ 101,471

Income before interest and income taxes:
Fence	$ 1,015	$ 1,291	$ 24,282	$ 5,941
Concrete Construction Products	6,078	2,712	41,058	10,920
Total	$ 7,093	$ 4,003	$ 65,340	$ 16,861

Depreciation and amortization:
Fence	$ 932	$ 837	$ 3,818	$ 3,868
Concrete Construction Products	2,263	2,176	9,231	8,067
Total	$ 3,195	$ 3,013	$ 13,049	$ 11,935
(a) 13 week period (c) 52 week period (b) 14 week period (d) 53 week period

Note: In the fourth quarter 2004, we reclassified depreciation expense on idle equipment from other expense, net to cost of sales. The 2003 information has been reclassified to conform with the 2004 presentation. See the attachment for a restated presentation of the 2004 and 2003 quarterly information to reflect this reclassification.

MMI PRODUCTS, INC.

CONDENSED CONSOLIDATED BALANCE SHEETS

(In Thousands)

	January 1, 2005	January 3, 2004
ASSETS	(Unaudited)
Current assets:
Cash and cash equivalents	$ 3,998	$ 3,529
Accounts receivable, net of allowance for doubtful accounts of $1,933 and $1,514, respectively	72,726	70,784
Inventories	162,089	92,059
Income tax receivable	-	5,223
Deferred income taxes	6,333	3,776
Prepaid expenses and other current assets	1,702	1,691
Total current assets	246,848	177,062
Property, plant and equipment, net	75,004	80,142
Goodwill	60,398	61,047
Deferred charges and other assets	11,218	8,634
Due from MMHC	16	-
Total assets	$ 393,484	$ 326,885

LIABILITIES AND STOCKHOLDER'S EQUITY (DEFICIT)
Current liabilities:
Accounts payable	$ 36,250	$ 39,609
Accrued liabilities	27,022	12,376
Accrued interest	5,036	5,204
Income taxes payable	2,169	-
Current maturities of long-term obligations	3,082	2,155
Total current liabilities	73,559	59,344
Long-term obligations	303,579	275,317
Due to MMHC	-	6,372
Deferred income taxes	13,485	10,246
Other long-term liabilities	690	710

Stockholder's equity (deficit):
Common stock, $1 par value; 500,000 shares authorized; 252,000 shares issued and outstanding	252	252
Additional paid-in capital	22,515	15,450
Accumulated other comprehensive loss, net of tax of $244 and $255, respectively	(381)	(399)
Retained deficit	(20,215)	(40,407)
Total stockholder's equity (deficit)	2,171	(25,104)
Total liabilities and stockholder's equity (deficit)	$ 393,484	$ 326,885

MMI PRODUCTS, INC.

CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS

(In Thousands)

	Twelve Months Ended
	January 1, 2005	January 3, 2004
	(Unaudited)
Operating Activities:
Net income (loss)	$ 20,886	$ (7,115)
Adjustments to reconcile net income (loss) to net cash used in operating activities:
Depreciation and amortization	13,049	11,935
Provision for losses on accounts receivable	2,814	1,647
Provision for losses on inventories	2,892	113
Deferred income taxes	1,768	295
Inpairment charges	1,019	-
Gain on sale of fixed assets	(782)	(1,155)
Other	1,733	1,430
Changes in operating assets and liabilities:
Accounts receivable	(4,756)	(13,597)
Inventories	(72,922)	(11,789)
Prepaid expense and other assets	1,276	(1,009)
Accounts payable and accrued liabilities	9,814	2,889
Income taxes	7,392	(1,818)
Due to (from) holding company	(16)	1,288
Net cash used in operating activities	(15,833)	(16,886)
Investing Activities:
Acquisitions	-	(23,436)
Capital expenditures	(8,960)	(6,229)
Refunds (deposits) relating to new equipment	(4,005)	5,666
Proceeds from sale of property, plant and equipment	3,568	3,616
Other	(1,622)	(214)
Net cash used in investing activities	(11,019)	(20,597)
Financing Activities:
Proceeds from debt obligations	264,565	260,605
Payments on debt and capital lease obligations	(236,667)	(221,517)
Debt costs	(577)	(1,274)
Net cash provided by financing activities	27,321	37,814
Net change in cash and cash equivalents	469	331
Cash and cash equivalents, beginning of period	3,529	3,198
Cash and cash equivalents, end of period	$ 3,998	$ 3,529

MMI PRODUCTS, INC.

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

(UNAUDITED)

(In Thousands)
	2004					2003
	Q1	Q2	Q3	Q4	Total	Q1	Q2	Q3	Q4	Total
Net sales	$151,405	$185,438	$184,786	$152,275	$673,904	$100,054	$138,642	$143,324	$134,005	$516,025
Cost of sales	118,905	131,299	136,183	120,291	506,678	79,414	112,477	114,244	108,419	414,554
Gross profit	32,500	54,139	48,603	31,984	167,226	20,640	26,165	29,080	25,586	101,471
Selling, general and admin. expenses	23,361	27,478	23,433	24,156	98,428	20,153	20,203	20,025	21,031	81,412
Other expense, net	1,243	1,399	81	735	3,458	726	1,087	833	552	3,198
Income before interest and Income taxes	7,896	25,262	25,089	7,093	65,340	(239)	4,875	8,222	4,003	16,861
Interest expense	7,268	7,385	7,318	7,412	29,383	6,867	6,757	7,080	7,673	28,377
Income(loss)before Income taxes	628	17,877	17,771	(319)	35,957	(7,106)	(1,882)	1,142	(3,670)	(11,516)
Provision(benefit)for Income taxes	252	7,169	7,126	524	15,071	(3,340)	467	217	(1,745)	(4,401)
Net income (loss)	$376	$10,708	$10,645	$(843)	$20,886	$(3,766)	$(2,349)	$925	$(1,925)	$(7,115)
SEGMENTREPORTING
	2004					2003
	Q1	Q2	Q3	Q4	Total	Q1	Q2	Q3	Q4	Total
Net sales:
Fence	$78,696	$94,392	$87,322	$72,389	$332,799	$53,052	$79,636	$82,290	$76,496	$291,474
Concrete Const. Products	72,709	91,046	97,464	79,886	341,105	47,002	59,006	61,034	57,509	224,551
Total	$151,405	$185,438	$184,786	$152,275	$673,904	$100,054	$138,642	$143,324	$134,005	$516,025
Gross profit:
Fence	$18,407	$29,628	$26,177	$17,366	$91,578	$13,204	$16,087	$19,107	$15,905	$64,303
Concrete Const. Products	14,093	24,511	22,426	14,618	75,648	7,436	10,078	9,973	9,681	37,168
Total	$32,500	$54,139	$48,603	$31,984	$167,226	$20,640	$26,165	$29,080	$25,586	$101,471

Income before interest and income taxes:
Fence	$2,284	$10,627	$10,356	$1,015	$24,282	$(803)	$1,396	$4,056	$1,292	$5,941
Concrete Const. Products	5,612	14,635	14,733	6,078	41,058	564	3,479	4,166	2,711	10,920
Total	$7,896	$25,262	$25,089	$7,093	$65,340	$(239)	$4,875	$8,222	$4,003	$16,861

Depreciation and amortization:
Fence	$826	$1,212	$848	$932	$3,818	$1,029	$1,022	$981	$836	$3,868
Concrete Const. Products	2,213	2,504	2,251	2,263	9,231	1,980	1,873	2,037	2,177	8,067
Total	$3,039	$3,716	$3,099	$3,195	$13,049	$3,009	$2,895	$3,018	$3,013	$11,935

Note: The quarterly information presented above has been restated from that included in our 2004 quarterly reports on Form 10 Q to reflect the reclassification of depreciation expense on idle equipment from other expense, net to cost of sales. The 2003 information has been reclassified to conform with the 2004 presentation.